EXHIBIT (H)(8)

                                   SCHEDULE B
                                  FEE SCHEDULE

     To the Transfer Agency and Services Agreement dated November 15, 1996, as amended to date,
                            as Revised April 1, 2003

SECTION I

The following fees are in effect for the Kobren Growth Fund:

      ANNUAL FEES

      A.  Open Account Fees:             $14.00 per open account (subject to
                                         minimum fees set forth below)

      B.  Fund Minimums:                 $32,960 per Portfolio per year

      C.  Out of Pocket Expenses         As set forth in Schedule C

      D.  Individual Retirement
          Accounts $20.00 per Shareholder Account (multiple accounts across Portfolios with the same account number will be treated as a single Shareholder Account)

SECTION II

THE FOLLOWING FEES ARE IN EFFECT FOR THE DELPHI VALUE FUND:

      A.  Open Account Fees:             $14.00  per open  account  (subject  to
                                         minimum fees set forth below)

      B.  Fund Minimums:                 $26,780 for the Portfolio per year
          Additional Classes             $18,540 for the first class
                                                     ($1,545 per month)
                                         $ 6,180 per each additional class in
                                         excess of one class ($515 per month)

      C.  Out of Pocket Expenses         As set forth in Schedule C

      D.  Individual Retirement
          Accounts $20.00 per Shareholder Account (multiple accounts across Portfolios with the same account number will be treated as a single Shareholder Account)

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SECTION III - GENERAL

After the first 12 months from the effective date of this Revised Schedule B, PFPC may adjust any annual or monthly fees once per calendar year, upon thirty
(30) days prior written notice in an amount not to exceed the previous years cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S Department of Labor since the last such adjustment in the Client's monthly fees (or the effective date of this Amendment absent a prior such adjustment).

PFPC reserves the right to renegotiate the Agreement in the event that the fund family consists of one fund.

      IN WITNESS WHEREOF, the parties hereto have caused this Revised Schedule B to be executed by their duly authorized officers, as of the day and year first above written.

KOBREN INSIGHT FUNDS                        PFPC INC.


By: /s/ Eric Godes                          By: /s/ James W. Pasman
    ---------------------------                 --------------------------------

Date: 6/18/03                               Date: 5/13/03
     --------------------------                   ------------------------------

Title: Managing Director                    Title: Sr. Vice President
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